UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2009
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Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
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(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
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(Address of principal executive offices)

(201) 750-2646
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(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant.

     Effective January 1, 2009, the Registrant’s independent accountant, Miller, Ellin & Company, LLP, merged its practice into the practice of Rosen Seymour Shapss Martin & Company LLP (“Rosen Seymour”). As a result of such merger, Rosen Seymour became the Registrant’s new principal accountant. By letter, dated February 12, 2009, Rosen Seymour notified the Registrant that such merger is considered by the Securities and Exchange Commission to be a change in independent auditors.

     Prior to the merger, the Registrant had not consulted with Rosen Seymour with respect to (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K).

     The Audit Committee of the Board of Directors of the Registrant has approved the change in accountants described herein.

     The Registrant has requested Rosen Seymour to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Current Report by the Registrant. A copy of such letter is filed as Exhibit 16.1 to this Current Report.

Item 9.01      Financial Statements and Exhibits.

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits.

Exhibit No.	Exhibit

16.1	Letter, dated February 19, 2009, from Rosen Seymour Shapss Martin & Company LLP to the Securities and Exchange Commission

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2009

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick
Acting Chief Executive Officer and
Chief Operating Officer